EXHIBIT 10.2.1

AMENDMENT TO THE

PEPCO HOLDINGS, INC.

LONG-TERM INCENTIVE PLAN

This Amendment (this “Amendment”) to the Pepco Holdings, Inc. Long-Term Incentive Plan (as amended, amended and restated or otherwise modified from time to time, the “Plan”) is made by PEPCO HOLDINGS, INC. (the “Company”), effective as of January 26, 2012 (the “Effective Date”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Plan was originally established by the Company and approved by the shareholders of the Company effective as of August 1, 2002; and

WHEREAS, Section 15 of the Plan provides that the Board may amend the Plan at any time, subject to certain exceptions; and

WHEREAS, the Compensation/Human Resources Committee of the Board (the “Comp/HR Committee”) has recommended, and the Board has determined, that it is in the best interests of the Company to amend the Plan as set forth herein; and

WHEREAS, based upon the recommendation of the Comp/HR Committee, the Board now desires to amend the Plan as provided below.

NOW, THEREFORE, pursuant to Section 15 of the Plan, the Board hereby amends the Plan as follows:

1.	Definitions.

(a)	Each of the definitions of “Early Retirement,” “Normal Retirement Date,” “Pension Plan” and “Retirement” contained in Section 2 of the Plan is hereby deleted in its entirety.

(b)	The definition of “Termination” contained in Section 2 of the Plan is hereby deleted in its entirety and replaced with the following:

“Termination” means resignation or discharge as a Director or resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death or Disability. For the avoidance of doubt, any resignation or discharge from employment with the Company or any of its subsidiaries which is affirmatively determined by the Committee (to the extent permitted by the Plan) to be a “retirement” shall not be deemed to be a Termination.

2.	Restricted Stock and Restricted Stock Unit Awards.

(a)	Service-Based Award. The first paragraph of Section 8.B.ii. of the Plan is hereby deleted in its entirety and replaced with the following:

ii. Forfeiture or Payout of Award. In the event a participant ceases employment during a restriction period, a Restricted Stock Award or Restricted Stock Unit Award is subject to forfeiture or payout as follows: (a) Termination—the Restricted Stock Award or Restricted Stock Unit Award is completely forfeited; (b) Disability or death—payout of the Restricted Stock Award or Restricted Stock Unit Award is prorated for service during the period; or (c) retirement—upon the retirement of a Participant (as determined by the Committee in its sole discretion), the Restricted Stock Award or Restricted Stock Unit Award is completely forfeited except that the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period of the Service-Based Award in whole or in part; provided, however, that the Committee may modify the result of clause (b) above if it determines, in its sole discretion, that special circumstances warrant such modification.

(b)	Performance-Based Award. The third full paragraph of Section 8.C.iii. of the Plan is hereby deleted in its entirety and replaced with the following:

In the event a Participant ceases employment during a restriction period, the Restricted Stock Award or Restricted Stock Unit Award is subject to forfeiture or payout as follows: (a) Termination—the Restricted Stock Award or Restricted Stock Unit Award is completely forfeited; (b) Disability or death—payout of the Restricted Stock Award or Restricted Stock Unit Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) retirement—upon the retirement of a Participant (as determined by the Committee in its sole discretion), the Restricted Stock Award or Restricted Stock Unit Award is completely forfeited except that the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the lapse of the restriction period of the Award in whole or in part; provided, however, that, the Committee may modify the result of clause (b) above if it determines in its sole discretion that special circumstances warrant such modification.

3.	Options. Section 9.F. of the Plan is hereby deleted and replaced in its entirety with the following:

F. Lapse of Option. An Option will lapse upon the earlier of: (i) ten years from the Date of Grant, or (ii) at the expiration of the Option Period. If the Participant ceases employment or ceases to be a Director within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination—the Option will lapse on the effective date of the Termination; or (b) Disability or retirement (with the Committee having sole discretion to determine whether a retirement may be deemed to have occurred)—the Option will lapse at the expiration of the Option Period; provided, however, that the Committee may modify the consequences of this clause (b) if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Option Period and prior to the lapse of the Option, the Option will lapse at the expiration of the Option Period, unless it is exercised before such time by the Participants legal representative(s) or by the person(s) entitled to do so under the Participant’s Will or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person(s) entitled to receive the Option under the applicable laws of descent and distribution, provided, however, that the Committee may modify the above if it determines in its full discretion that special circumstances warrant such modification.

4.	Performance Units. The third full paragraph of Section 10.C. of the Plan is hereby deleted and replaced in its entirety with the following:

In the event a Participant ceases employment during a Performance Period, the Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination—the Performance Unit Award is completely forfeited; (b) Disability or death—payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) retirement—upon the retirement of a Participant (as determined by the Committee in its sole discretion), the Performance Unit Award is completely forfeited except that the Committee may, in its sole discretion, in the Award agreement or otherwise, provide for the forfeiture of the Performance Unit Award only in part; provided, however, that, the Committee may modify the result of clause (b) above, if it determines in its sole discretion that special circumstances warrant such modification.

5.	Stock Appreciation Rights. Section 11.F. of the Plan is hereby deleted and replaced in its entirety with the following:

F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) ten years from the Date of Grant; or (ii) at the expiration of the Exercise Period. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination—the Stock Appreciation Right will lapse on the effective date of the Termination; or (b) Disability or retirement (with the Committee having sole discretion to determine whether a retirement may be deemed to have occurred)—the Stock Appreciation Right will lapse at the expiration of the Exercise Period; provided, however, that the Committee may modify the consequences of this clause (b) if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse at the expiration of the Exercise Period, unless it is exercised before such time by the Participant’s legal representative(s) or by the person(s) entitled to do so under the Participant’s Will or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution, provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

6. Effect of Amendments. On and after the Effective Date, each reference in the Plan to “this Plan”, “hereunder”, “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment. Except as amended hereby, the Plan continues and shall remain in full force and effect in all respects. None of the amendments contained herein shall be deemed to modify or affect the terms of the Plan with respect to any Award granted prior to the Effective Date.

ATTEST:	PEPCO HOLDINGS, INC.

/s/ Jane K. Storero	By:	/s/ Joseph M. Rigby
Jane K. Storero		Joseph M. Rigby
Secretary		Chairman, President and Chief Executive Officer